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Exhibit 10.55(a)

AMENDED AND RESTATED EXTENSION AMENDMENT TO
IDEN INFRASTRUCTURE SUPPLY AGREEMENT

        This Amended and Restated Extension Amendment to the iDEN Infrastructure Supply Agreement ("Amendment") is entered into this 24th day of May, 2004 ("Effective Date") between MOTOROLA, INC., a Delaware corporation, by and through its Global Telecom Solutions Sector, with offices at 1421 W. Shure Drive, Arlington Heights, Illinois 60004 ("Motorola"), and, NEXTEL PARTNERS OPERATING CORP., a Delaware corporation, with offices at 4500 Carillon Point, Kirkland Washington 98033 ("Nextel Partners"; Motorola and Nextel Partners to be collectively referred to as the "Parties").

        WHEREAS, Motorola and Nextel Partners entered into the iDEN Infrastructure Supply Agreement effective as of the 1st day of November, 2000 (hereinafter referred to as the "Agreement" or "Supply Agreement"); and

        WHEREAS, Motorola and Nextel Partners entered into an Extension Amendment to the iDEN Infrastructure Supply Agreement effective as of the 22nd day of December, 2003 (hereinafter referred to as the "Original Extension Amendment"); and

        WHEREAS, Motorola and Nextel Partners wish to amend and restate the Original Extension Amendment, to further amend the Agreement to allow additional time to negotiate and execute a new supply agreement (the "New Agreement"), to adjust pricing during the interim period and to make other appropriate changes; and

        WHEREAS, substantially all of the terms and conditions of the Agreement shall continue during the interim period prior to the Parties entering into the New Agreement, except for certain modifications that have been discussed between the Parties as more fully set forth below; and

        WHEREAS, Section 34 of the Agreement requires that all modifications thereto be in writing and executed by authorized representatives of both Parties.

        NOW, THEREFORE, in consideration of the promises and mutual obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Motorola and Nextel Partners agree as follows:

1. Terms

        Except as set forth herein, all capitalized terms not defined herein shall have the meanings given to them in the Agreement.

2. Modifications to the Agreement

        Motorola and Nextel Partners hereby agree as follows:

  (a)
  Section 28, Term, is hereby amended by substituting the date "December 31, 2004" in place of the date "December 31, 2003". In addition, the following sentence shall be added at the end of such Section:

    "In the event that Motorola and Nextel Communications, Inc. ("NCI") enter into a new supply agreement within the 120 day period on or before December 31, 2004, the Agreement shall automatically be extended until the earlier of (i) the date upon which the Parties enter into the New Agreement, (ii) 120 days after the date of the new supply agreement between Motorola and NCI, or (iii) April 30, 2005."

  (b)
  A new paragraph shall be added at the end of Section 6.3 of the Agreement, as follows:

    With respect to purchases made on or after January 1, 2004, the pricing and related terms as described in the Funding Model attached as Appendix 1 shall apply where applicable, in place of the pricing set forth in the Agreement. *

  (c)
  A new Exhibit, labeled "Appendix 1" shall be attached to the Agreement, in the form attached hereto.

3. Clarification Regarding Terms Applicable During Extension

        All terms and conditions set forth in the Agreement shall continue through the extended term provided hereunder. For the avoidance of doubt:

  (a)
  IPL Pricing. The IPL Pricing, pursuant to Section 6.1.4, shall be calculated in the manner specified in the funding model attached as Appendix 1 hereto.

  (b)
  EBTS Pricing. EBTS Pricing shall continue to be calculated in the manner described in Section 6.3 and in Exhibit J and J-2 attached to the Agreement.

  (c)
  Infrastructure Rebate Program. The Infrastructure rebate program, pursuant to Section 6.8, applied only through the end of calendar year 2003. Such program is not extended hereby, and shall not be applicable during the extension period.

  (d)
  SMP Prices. SMP prices (pursuant to Section 8.4.1) shall be calculated in the manner specified in the funding model attached as Appendix 1 hereto.

  (e)
  Other Pricing. All other pricing shall be in accordance with the Motorola iDEN Infrastructure Price Book currently in effect, as updated from time to time by Motorola.

4. New Agreement

        Motorola and Nextel Partners agree to negotiate in good faith and to make all reasonable efforts to finalize and execute the New Agreement within one-hundred and twenty (120) days following Motorola entering into a new Supply Agreement with Nextel Communications, Inc. The New Agreement, when executed, shall supersede in its entirety the Agreement as amended by this Amendment.

*
Confidential treatment requested.

5. Ratification

        Except as specifically stated in this Amendment, the Agreement is, in all other respects, ratified, confirmed and continues in full force and effect.

6. Authority

        Each party hereto represents and warrants that: (i) it has obtained all necessary and requisite approvals, consents and authorizations of third parties and governmental authorities to enter into this Amendment and to perform and carry out its obligations hereunder; (ii) the persons executing this Amendment on behalf of each party have express authority to do so, and, in so doing, to bind the party thereto; (iii) the execution, delivery, and performance of this Amendment does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and, (iv) the execution, delivery and performance of this Amendment has been duly authorized by all necessary partnership or corporate action and this Amendment is a valid and binding obligation of such party, enforceable in accordance with its terms.

7. SEC Filing

        Notwithstanding any non-disclosure or confidentiality agreements to the contrary, the Parties agree that Nextel Partners may, to the extent it deems it necessary, file a copy of this Amendment with the Securities and Exchange Commission provided that the following items are redacted: All specific pricing information contained in Appendix 1, Funding Model.

        IN WITNESS WHEREOF, Motorola and Nextel Partners have entered into this Amendment as of the Effective Date first written above.

MOTOROLA, INC. Global Telecom Solutions Sector		NEXTEL PARTNERS OPERATING CORP.
By:	/s/ CHARLES F. WRIGHT	By:	/s/ DAVID L. AAS
Name:	Charles F. Wright	Name:	David L. Aas
Title:	Sr VP & GM GTSS-iDEN	Title:	Vice President

APPENDIX A
[Confidential Treatment Requested]

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  Exhibit 10.55(a)
AMENDED AND RESTATED EXTENSION AMENDMENT TO IDEN INFRASTRUCTURE SUPPLY AGREEMENT